Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction

AKG Acoustics GmbH	Austria

Becker Automotive (Proprietary) Limited	South Africa

Becker Service- und Verwaltung GmbH	Germany

Harman Audio de Mexico S.A. de C.V.	Mexico

Harman Becker Automotive Electronic Systems (Suzhou) Co., Ltd.	China

Harman Becker Automotive Systems GmbH	Germany

Harman Becker Automotive Systems Holding GmbH	Germany

Harman Becker Automotive Systems, Inc.	Delaware

Harman Becker Automotive Systems Italy S.r.l.	Italy

Harman Becker Automotive Systems Japan K.K.	Japan

Harman Becker Automotive Systems Korea, Inc.	Korea

Harman Becker Automotive Systems Manufacturing Kft.	Hungary

Harman Becker Automotive Systems S.A. de C.V.	Mexico

Harman Becker Automotive Systems Shenzhen Co., Ltd.	China

Harman Belgium S.A.	Belgium

Harman Consumer Division Nordic A/S	Denmark

Harman Consumer Finland OY	Finland

Harman Consumer Group, Inc.	Delaware

Harman Consumer Nederland B.V.	Netherlands

Harman de Mexico S.A. de C.V.	Mexico

Harman Deutschland GmbH	Germany

Harman Europe EEIG	United Kingdom

Harman Financial Group, LLC	Delaware

Harman France snc	France

Harman Holding GmbH & Co. KG	Germany

Harman Holding Limited	Hong Kong

Harman International (India) Private Limited	India

Harman International Industries Limited	United Kingdom

Harman International Japan Co. Ltd.	Japan

Harman International (Shanghai) Management Co., Ltd.	China

Harman International Singapore Pte. Ltd.	Singapore

Harman International snc	France

Harman JBL (Suzhou) Ltd.	China

Harman KG Holding, LLC	Delaware

Harman Malaysia Sdn Bhd	Malaysia

Harman Management GmbH	Germany

Harman Navis, Inc.	Korea

Harman Professional, Inc.	Delaware

Harman Software Technology International Beteiligungs GmbH	Germany

Harman Software Technology Management GmbH	Germany

Harman UK Limited	United Kingdom

HBAS International GmbH	Germany

HBAS Manufacturing, Inc.	Delaware

innovative systems GmbH Navigation-Multimedia	Germany

ISAS Gessellschaft für innovative Anwendungs-Software mbH	Germany

ISGPAS General Purpose Applications Systems GmbH	Germany

Lexicon-Harman GOM, Inc.	Massachusetts

Margi Systems, Inc.	California

QNX Software Systems Canada Corporation	Canada

QNX Software Systems Co.	Canada

QNX Software Systems Management GmbH	Germany

QNX Software Systems GmbH &Co. KG	Germany

QNX Software Systems, Inc.	California

QNX Software Systems K.K.	Japan

QNX Software Systems (Wavemakers), Inc.	Canada

Studer Digitec snc	France

Studer Japan Ltd.	Japan

Studer Professional Audio GmbH	Switzerland

XS Embedded GmbH	Germany